Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 Amendment No. 1 of our report dated April 7, 2025 with respect to the financial statements of AVAX One Technology Ltd. (formerly known as AgriFORCE Growing Systems Ltd.) for the years ended December 31, 2024 and 2023 included in the Annual Report on Form 10-K. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Marcum LLP

Costa Mesa, CA

March 12, 2026